                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                               permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Thomaston Mills, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

THOMASTON MILLS, INC.

                                                    (THOMASTON MILLS, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 7, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Thomaston Mills, Inc. (the "Company") will be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286 on October 7, 1999 at 11:00 A.M., Eastern Daylight Saving Time, for the following purposes:

          (1) To elect a Board of ten Directors;

          (2) To approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year 2000; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof;

all as set forth in the Proxy Statement accompanying this notice.

     The stock transfer books of the Company will not be closed. Only shareholders of record of Class B Common Stock at the close of business on August 24, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Neil H. Hightower

                                          NEIL H. HIGHTOWER
                                          President and Chief
                                          Executive Officer

Dated: September 14, 1999

SHAREHOLDERS ARE URGED TO FILL IN AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS URGED. IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY.

                             THOMASTON MILLS, INC.
                         ------------------------------
                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 7, 1999

     This statement is furnished in connection with the solicitation by the Board of Directors of Thomaston Mills, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286 on October 7, 1999 at 11:00 A.M., Eastern Daylight Saving Time. A form of proxy is enclosed herewith. Any shareholder who executes and delivers a proxy may revoke it at any time before it is voted by (i) giving written notice to the Secretary of the Company, 115 E. Main Street, P.O. Box 311, Thomaston, Georgia 30286; (ii) delivering a duly executed proxy bearing a later date to the Secretary of the Company at said address; or (iii) appearing at the meeting and voting in person.

     As of the date hereof, the only business that management intends to present or knows that others will present at the annual meeting is the election of ten directors; and a proposal to approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending July 1, 2000.

     All shares of the Company's Class B Common Stock represented by effective proxies will be voted as specified in connection with each of the matters to be voted upon at the Annual Meeting. Unless otherwise specified, proxies will be voted in favor of the slate of ten nominees for director; and in favor of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 1, 2000.

     The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview. Only holders of issued and outstanding shares of Class B Common Stock of the Company of record at the close of business on August 24, 1999 are entitled to notice of, and to vote at, the meeting. Each shareholder is entitled to one vote per share of Class B Common Stock held on such record date. At the close of business on August 24, 1999, there were 1,630,366 shares of Class B Common Stock issued, outstanding and entitled to be voted, and 4,909,680 shares of Class A Common Stock issued and outstanding, which have no voting rights other than those provided by law. Unless the context indicates otherwise, all amounts set forth herein have been adjusted to reflect all stock dividends previously distributed.

     The Company's officers and directors, and certain of their affiliates, own in the aggregate a sufficient number of shares of the Company's Class B Common Stock to approve each of the matters to be presented at the Annual Meeting of Shareholders (see "Principal Holders of Class A and Class B Common Stock") and it is anticipated that such persons will vote their shares in favor of each of the proposals.

     It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders on or about September 14, 1999.

             PRINCIPAL HOLDERS OF CLASS A AND CLASS B COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 10, 1999 by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table on page 7, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock. The numbers and percentages set forth below include shares which are not presently outstanding, but which are subject to presently exercisable options and thus may be deemed outstanding by virtue of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Pursuant to Rule 13d-3(d)(1), shares subject to presently exercisable options held by each director and executive officer are deemed outstanding for purposes of calculating the percentage of total outstanding shares held by such person or by the group, but are not deemed to be outstanding for purposes of calculating the percentage of total outstanding shares held by any other individual.

                                                        CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                                     --------------------------   --------------------------
                                                        SHARES        PERCENT        SHARES        PERCENT
                                                     BENEFICIALLY    OF CLASS     BENEFICIALLY    OF CLASS
             NAME OF BENEFICIAL OWNER                   OWNED       OUTSTANDING      OWNED       OUTSTANDING
             ------------------------                ------------   -----------   ------------   -----------
Thomas D. Adams, Jr.(1)............................      44,168         0.84         116,610         6.33
C. Ronald Barfield(2)..............................      28,494         0.54          16,552         0.90
Archie H. Davis....................................         900            *             100            *
H. Stewart Davis(3)(4).............................     115,612         2.33         293,425        17.26
Charles F. Eichelberger(5).........................           0            *             250            *
George H. Hightower(3)(6)..........................     328,032         6.26         130,267         7.08
George H. Hightower, Jr.(3)(7).....................     200,308         4.03         268,970        15.82
Neil H. Hightower(3)(8)............................     429,252         8.63         327,504        19.26
William H. Hightower, Jr.(3)(9)....................     338,755         6.47          96,324         5.23
William H. Hightower, IV(3)(10)....................      38,023         0.77         111,561         6.84
Jonathan O. Huff(3)(11)............................      26,937         0.51             704            *
A. William Ott(3)(12)..............................       2,400         0.05           3,000         0.16
Rosser R. Raines(13)...............................      17,000            *           2,276            *
Dr. Jerry M. Williamson............................       1,100            *             200            *
Dom H. Wyant.......................................         600            *             200            *
All directors and executive officers as a group(22
  persons)(14).....................................   1,128,318        21.53       1,071,559        58.21
Mount Vernon Mills, Inc.(15).......................   1,011,034        20.59         162,318         9.96
Quest Advisory Corporation and Quest Management
  Company(16)......................................     425,100         8.66               0            *

---------------

*     Less than 1/2 of 1% of class.

(1) Mr. Adams' business address is 614 N. Church Street, Thomaston, Georgia 30286. Includes 44,168 shares of Class A Common Stock and 30,990 shares of Class B Common Stock owned of record by Mr. Adams. He is an income beneficiary of a trust holding 186,188 shares of Class A Common Stock and 90,198 shares of Class B Common Stock. Mr. Adams holds voting rights from family members for 85,620 shares of Class B Common Stock.

(2) Includes 660 shares of Class A Common Stock and 320 shares of Class B Common Stock owned of record by Mr. Barfield and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned by Upson County Hospital Trust Fund, a charitable trust (the "Upson Trust"). Mr. Barfield serves as a trustee of the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Barfield disclaims beneficial ownership with respect to shares owned by the Upson Trust.

(3) The business address of this beneficial shareholder is c/o Thomaston Mills, Inc., 115 East Main Street, P.O. Box 311, Thomaston, Georgia 30286-0004.

(4) Includes 54,012 shares of Class A Common Stock and 96,963 shares of Class B Common Stock owned of record by Mr. Davis. Mr. Davis holds voting rights from family members for 126,338 shares of Class B Common Stock. Also includes 61,600 shares of Class A Common Stock and 70,124 shares of Class B Common Stock which Mr. Davis could acquire upon the exercise of options within 60 days of September 10, 1999.

(5) Includes 250 shares of Class B Common Stock owned of record by Mr. Charles Eichelberger.

(6) Includes 69,150 shares of Class A Common Stock and 37,019 shares of Class B Common Stock owned of record by Mr. George H. Hightower; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned by Community Enterprises, Inc., a charitable foundation (the "Community Foundation"); and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation and the Upson Trust.

(7) Includes 138,708 shares of Class A Common Stock and 198,846 shares of Class B Common Stock owned of record by Mr. George H. Hightower, Jr. Also includes 61,600 shares of Class A Common Stock and 70,124 shares of Class B Common Stock that Mr. Hightower could acquire upon the exercise of options within 60 days of September 10, 1999.

(8) Includes 100,449 shares of Class A Common Stock and 163,532 shares of Class B Common Stock owned of record by Mr. Neil H. Hightower; 8,321 shares of Class A Common Stock and 600 shares of Class B Common Stock owned of record by Mr. Hightower's wife; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned of record by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by his wife, the Community Foundation and the Upson Trust. Also includes 61,600 shares of Class A Common Stock and 70,124 shares of Class B Common Stock that Mr. Hightower could acquire upon the exercise of options within 60 days of September 10, 1999.

(9) Includes 107,707 shares of Class A Common Stock and 19,308 shares of Class B Common Stock owned of record by Mr. William H. Hightower, Jr. and 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation. Mr. Hightower serves as a trustee of the Community Foundation, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation.

(10) Includes 23,732 shares of Class A Common Stock and 1,964 shares of Class B Common Stock owned of record by Mr. William H. Hightower, IV and 4,491 shares of Class A Common Stock and 200 shares of Class B Common Stock owned of record by Mr. Hightower's wife. Mr. Hightower holds voting rights from family members for 109,397 shares of Class B Common Stock. Also includes 9,800 shares of Class A Common Stock which Mr. Hightower could acquire upon the exercise of options within 60 days of September 10, 1999.

(11) Includes 7537 shares of Class A common Stock and 704 shares of Class B Common Stock owned by Mr. Jonathan O. Huff and 1600 shares of Class A Common Stock owned by his wife. Also includes 17,800 shares of Class A Common Stock which Mr. Huff could acquire upon the exercise of options within 60 days of September 10, 1999.

(12) Includes 3,000 shares of Class B Common Stock owned by Mr. A. William Ott. Also includes 2400 shares of Class A Common Stock which Mr. Ott could acquire upon the exercise of options within 60 days of September 10, 1999.

(13) Includes 2,276 shares of Class B Common Stock owned of record by Mr. Rosser R. Raines. Also includes 17,000 shares of Class A Common Stock which Mr. Raines could acquire upon the exercise of options within 60 days of September 10, 1999.

(14) Includes 144,600 shares of Class A Common Stock that officers, other than Mr. Neil Hightower, Mr. Stewart Davis, and Mr. George Hightower, Jr. could acquire upon the exercise of options within 60 days of September 10, 1999, in addition to the shares listed above as beneficially owned by Mr. Neil
      H. Hightower, Mr. H. Stewart Davis, and Mr. George H. Hightower, Jr.

(15) Includes 435,839 shares of Class A Common Stock and 151,656 shares of Class B Common Stock owned of record by Mount Vernon Mills, Inc., which has sole voting and investment power with respect to such shares, 49,000 shares of Class A Common Stock owned of record by Pamplin Foundation, 425,150 shares of Class A Common Stock and 10,662 shares of Class B Common Stock owned of record by Robert B. Pamplin, and 101,045 shares of Class A Common Stock owned of record by Christ Community Church for which Robert Pamplin, Jr. has sole voting and investment power. R. B. Pamplin Corporation, a private family-owned corporation of which Mr. Robert B. Pamplin is chairman, owns Mount Vernon Mills, Inc., a textile company based in Greenville, South Carolina.

(16) Based solely on a Schedule 13G filed with the Commission as of February 10, 1999, on behalf of Quest Advisory Corporation, Quest Management Company and Charles M. Royce, these reporting persons have sole voting and investment power with respect to 425,100 shares of Class A Common Stock.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and to provide copies of such reports to the Company. Based solely on the Company's review of the copies of such reports provided to the Company or written representations from certain reporting persons that no annual reports were required for such persons, these filing requirements were satisfied for the year ended July 3, 1999. The Company has no knowledge of any reports filed under Section 16 on behalf of Mount Vernon Mills, Inc. or any affiliates thereof.

                      ELECTION OF DIRECTORS (PROXY ITEM 1)

     Proxies in the accompanying form will be voted as indicated for the election of the ten nominees for director listed below to serve for one year or until their successors are elected and shall have qualified. In the event that any such nominee is unable to serve, an event which is not anticipated, such proxies will be voted for the remaining nominees and for such other person or persons, if any, as the present Board of Directors may designate.

                                                                   COMMON STOCK OWNED BENEFICIALLY
                                               YEAR      ---------------------------------------------------
                                              FIRST         CLASS A NON-VOTING           CLASS B VOTING
                                             ELECTED           COMMON STOCK               COMMON STOCK
PROPOSED DIRECTORS, 5 YEAR                  A DIRECTOR   ------------------------   ------------------------
EMPLOYMENT HISTORIES AND                      OF THE      NUMBER         PERCENT     NUMBER         PERCENT
CERTAIN OTHER DIRECTORSHIPS           AGE    COMPANY     OF SHARES       OF CLASS   OF SHARES       OF CLASS
---------------------------           ---   ----------   ---------       --------   ---------       --------
Thomas D. Adams, Jr.                  55       1976        44,168(1)       0.84      116,610(1)       6.33
President, Adams Realty Company,
Thomaston, Georgia

C. Ronald Barfield                    62       1989        28,494(1)       0.54       16,552(1)       0.90
Partner, Adams, Barfield, Dunaway
& Hankinson
Thomaston, Georgia

Archie H. Davis                       57       1993           900             *          100             *
President, CEO and Director
The Savannah Bank, N.A.,
Savannah, Georgia
Formerly Senior Vice President of
Interstate/Johnson Lane, also serves
as a Director of the Savannah
Bancorp, Savannah, Georgia and
Savannah Electric and Power Co.,
Inc., a division of the Southern Co.

H. Stewart Davis                      56       1981       115,612(1)(2)    2.33      293,425(1)(2)   17.26
Executive Vice President of the
Company
Thomaston, Georgia

George H. Hightower                   83       1945       328,032(1)(2)    6.26      130,267(1)(2)    7.08
Retired; formerly Chairman of
the Board of the Company,
Thomaston, Georgia

George H. Hightower, Jr.              50       1981       200,308(1)(2)    4.03      268,970(1)(2)   15.82
Executive Vice President of the
Company
Thomaston, Georgia;
also serves as a Director of
Thomaston Federal Savings Bank
Thomaston, Georgia

Neil H. Hightower                     58       1980       429,252(1)(2)    8.63      327,504(1)(2)   19.26
President and CEO of the Company,
Thomaston, Georgia

Rosser R. Raines                      61       1993        17,000(1)          *        2,276(1)          *
Retired, formerly Treasurer
of the Company
Thomaston, Georgia

                                                                   COMMON STOCK OWNED BENEFICIALLY
                                               YEAR      ---------------------------------------------------
                                              FIRST         CLASS A NON-VOTING           CLASS B VOTING
                                             ELECTED           COMMON STOCK               COMMON STOCK
PROPOSED DIRECTORS, 5 YEAR                  A DIRECTOR   ------------------------   ------------------------
EMPLOYMENT HISTORIES AND                      OF THE      NUMBER         PERCENT     NUMBER         PERCENT
CERTAIN OTHER DIRECTORSHIPS           AGE    COMPANY     OF SHARES       OF CLASS   OF SHARES       OF CLASS
---------------------------           ---   ----------   ---------       --------   ---------       --------
Dr. Jerry M. Williamson               63       1981         1,100             *          200             *
President, Gordon College,
University System of Georgia,
Barnesville, Georgia

Dom H. Wyant                          72       1983           600             *          200             *
Retired Partner
Jones, Day, Reavis & Pogue
Atlanta, Georgia;
also serves as a Director of
Atlantic American Corporation

---------------

 *  Less than 1/2 of 1% of class.

(1) See footnotes to "Principal Holders of Class A and Class B Common Stock," on Pages 2 through 4 for detailed listing of shares beneficially owned.

(2) The family relationships existing among certain of the nominees are as follows: George H. Hightower, Jr. is the son of George H. Hightower. Neil H. Hightower and H. Stewart Davis are the nephews of George H. Hightower.

                       DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held eight meetings during fiscal 1999. The following table sets forth information regarding certain Committees of the Board of Directors:

                                                                  COMMITTEE           NUMBER OF
                 DESCRIPTION OF COMMITTEE                          MEMBERS          MEETINGS HELD
                 ------------------------                    --------------------   -------------
Executive -- purpose of which is to act on behalf of Board   G. H. Hightower             10
  during the intervals between formal meetings of the full   N. H. Hightower
  Board, in accordance with the policies of the Company and  W. H. Hightower, Jr.
  its Articles of Incorporation and Bylaws.
Audit -- purpose of which is to recommend the selection of   T. D. Adams, Jr.             2
  an independent public accounting firm to audit the books   C. R. Barfield
  and records of the Company; consult with both the          A. H. Davis
  independent and internal accountants concerning the scope  J. M. Williamson of their work and review with them their findings; and to  D. H. Wyant monitor the internal controls of the Company.
Stock Option -- purpose of which is to administer the stock  T. D. Adams, Jr.             2
  option plans of the Company                                C. R. Barfield
                                                             A. H. Davis
                                                             J. M. Williamson
                                                             D. H. Wyant

     During fiscal 1999, the Board of Directors and its committees held a total of 22 meetings. Overall attendance at Board and Committee meetings was over 99%.

     The standard arrangement for Directors fees is as follows:

Annual Directors Retainer Fee...............................  $8,000
Directors Fee Per Meeting...................................     600
Monthly Executive Committee Fee.............................     300
Audit Committee Per Meeting.................................     600

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and four most highly compensated other executive officers.

                             LONG TERM COMPENSATION

                                                             ANNUAL      SECURITIES
                                                 FISCAL   COMPENSATION   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR       SALARY      OPTIONS(#)     COMPENSATION(3)
---------------------------                      ------   ------------   ----------     ---------------
Neil H. Hightower                                 1999      $314,981          -0-           $16,400
  President, CEO and Director                     1998       305,910       41,473(1)         15,200
                                                  1997       301,455          -0-            15,200
H. Stewart Davis                                  1999       285,286          -0-            12,200
  Executive Vice-President and Director           1998       277,070       41,473(1)         11,600
                                                  1997       273,035          -0-            11,600
George H. Hightower, Jr.                          1999       285,286          -0-            12,800
  Executive Vice-President and Director           1998       277,070       41,473(1)         11,600
                                                  1997       273,035          -0-            11,600
A. William Ott(4)                                 1999       154,448          -0-               -0-
  Treasurer and CFO                               1998        25,000        6,000(2)            -0-
                                                  1997           -0-          -0-               -0-
Jonathan O. Huff                                  1999       139,992          -0-               -0-
  Vice President                                  1998       135,960        3,000(2)            -0-
                                                  1997       136,080          -0-               -0-
Rosser R. Raines(5)                               1999        71,081          -0-            12,800
  Treasurer and Director                          1998       142,161        3,000(2)         11,600
                                                  1997       140,091          -0-            11,600
Charles F. Eichelberger(6)                        1999        72,093          -0-               -0-
  Vice President                                  1998       140,080        3,000(2)            -0-
                                                  1997       138,040          -0-               -0-

---------------

(1) Consists of 15,000 shares of Class A Common Stock and 26,473 shares of Class B Common Stock.
(2) Class A Common Stock.
(3) Amounts shown are for services as Directors, paid in accordance with the fee schedule on Page 7.
(4) Mr. Ott joined the Company May 1, 1998.
(5) Mr. Raines retired from the Company October 1, 1998 but remains as a Director.
(6) Mr. Eichelberger resigned from the Company effective December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options or stock appreciation rights to any of the executive officers named herein during fiscal 1999.

     The following table sets forth information as of July 3, 1999 with respect to exercised and unexercised stock options by the executive officers of the Company named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                VALUE OF
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                  SHARES                           OPTIONS                       OPTIONS
                                 ACQUIRED      VALUE        AT FISCAL YEAR END(#)        AT FISCAL YEAR END*($)
                                    ON        REALIZED   ---------------------------   ---------------------------
NAME                            EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Neil H. Hightower
  Class A                           --          --         61,600           --            $-0-            --
  Class B                           --          --         70,124           --             -0-            --
H. Stewart Davis
  Class A                           --          --         61,600           --             -0-            --
  Class B                           --          --         70,124           --             -0-            --
George H. Hightower, Jr.
  Class A                           --          --         61,600           --             -0-            --
  Class B                           --          --         70,124           --             -0-            --
A. William Ott
  Class A                           --          --          2,400           --             -0-            --
  Class B                           --          --             --           --              --            --
Jonathan O. Huff
  Class A                           --          --         17,800           --             -0-            --
  Class B                           --          --             --           --              --            --

---------------

* Based on the closing price reported on NASDAQ at fiscal year end less the exercise price.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
                  -------------------------------------------------
REMUNERATION(1)     15       20       25        30      35 AND OVER
---------------   ------   ------   -------   -------   -----------
75,000.....       10,210   13,613    17,017    20,420      23,823
100,000....       14,523   19,363    24,204    29,045      33,886
125,000....       18,835   25,113    31,392    37,670      43,948
150,000....       23,148   30,863    38,579    46,295      54,011
175,000....       27,460   36,613    45,767    54,920      64,073
200,000....       31,773   42,363    52,954    63,545      74,136
225,000....       36,085   48,113    60,142    72,170      84,198
250,000....       40,398   53,863    67,329    80,795      94,261
275,000....       44,710   59,613    74,517    89,420     104,323
300,000....       49,023   65,363    81,704    98,045     114,386
400,000....       66,273   88,363   110,454   132,545     154,636

---------------

(1) Five-Year Average Annual Compensation

     The table above sets forth the estimated annual benefit payable upon retirement at normal retirement age 65 and under (i) the Company's noncontributory retirement plan covering salaried employees (the "Retirement Plan") and (ii) with respect to three executive officers whose benefits under the Retirement Plan are subject to certain restrictions which apply to tax-qualified plans, Executive Compensation Continuation

Agreements (the "Supplemental Agreements") entered into between the Company and such executives. The estimated annual benefits payable set forth above are based on the indicated assumptions as to average annual compensation and years of service as a plan member, and the maximum Covered Compensation amount applicable in 1999 of $33,060. The Retirement Plan provides a retirement benefit at normal retirement for full career employees (35 years of service) of 40.25% of earnings in excess of Covered Compensation and 21.00% of earnings under Covered Compensation. Covered Compensation is the average of the Social Security Wage Bases for the 35 years ending in the year of attainment of the Social Security Retirement Age. Annual employer's contributions to the Retirement Plan are determined by actuarial computations to fund the Retirement Plan. Amounts contributed are not allocated to individual participants. The term compensation is defined in the Retirement Plan as all salaries paid. The credited years of service under the Retirement Plan for the officers named in the foregoing compensation table as of September 10, 1999, were: Mr. Neil H. Hightower (age
58)-34 years; Mr. H. Stewart Davis (age 56)-35 years; Mr. George H. Hightower, Jr. (age 50)-25 years; Mr. Charles F. Eichelberger (age 60)-15 years; Mr. Rosser
R. Raines (age 61)-35 years; Mr. A. William Ott (age 43)-1 year; and Mr. Jonathan O. Huff (age 58)- 25 years.

     The Supplemental Agreements obligate the Company to provide pension and/or death benefits to certain executives that will supplement those benefits paid under the Retirement Plan, and will be equal to the difference between the benefit which the executive or his beneficiary would receive from the Retirement Plan in the absence of federally-imposed limitations on the amount of compensation which may be considered for purposes of the Retirement Plan and on the maximum amount of benefits payable from tax-qualified plans, and the amount which the executive or beneficiary in fact receives from the Retirement Plan. For purposes of these agreements, the definition of compensation does not include any gain which might result from exercise of any stock options granted to the executive by the Company. This benefit is unfunded and may be forfeited by the executive in certain circumstances.

              JOINT EXECUTIVE COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Committee recommends compensation for each of the Company's executive officers to the Board of Directors. While the profitability of the Company is generally considered with respect to executive compensation, no specific thresholds or formulas are used. Factors considered by the Executive Committee are typically subjective, including any planned changes in functional responsibilities and the Executive Committee's perception of the individual's performance. The compensation of the Chief Executive Officer is determined in the same manner as the compensation of other executive officers.

     The Company has granted stock options to its executive officers in the past to strengthen the mutuality of interest between the Company's senior management and shareholders. Executive officers are encouraged to accumulate stock of the Company over time. Stock options help to retain and motivate executives, but reward executives only for overall performance which improves returns for shareholders. Each of the Company's executive officers has been granted stock options in previous years pursuant to the Company's stock option plans. Stock options provided under the 1997 Stock Option Plan were granted to one executive hired during fiscal year 1999.

     Federal tax legislation enacted in 1993 would preclude public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive officer is likely to earn over $1 million in the near future. The Company intends to monitor executive compensation with respect to federal tax law.

     The Executive Committee has approved the Supplemental Agreements with executive officers whose benefits under the Retirement Plan would be subject to certain restrictions which apply to tax-qualified plans. The purpose of the Supplemental Agreements is to ensure that each executive officer's total retirement income benefit will equal the amounts that would have been payable under the Retirement Plan to him absent such limitations.

     Submitted by the Executive Committee and the Stock Option Committee of the Board of Directors.

Executive Committee                                   Stock Option Committee
-------------------                                   ----------------------
Neil H. Hightower                                     Thomas D. Adams, Jr.
William H. Hightower, Jr.                             C. Ronald Barfield
George H. Hightower                                   Archie H. Davis
                                                      Dr. Jerry M. Williamson
                                                      Dom H. Wyant

            EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Committee consists of Neil H. Hightower, George H. Hightower and William H. Hightower, Jr. Neil H. Hightower is an executive officer of the Company. George H. Hightower and William H. Hightower, Jr. are former executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares, for a five-year period ending July 3, 1999, the Company's total return to Class A shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) Standard & Poor's 500 Composite Index and (ii) a peer group comprised of the following publicly traded textile companies:

         Burlington Industries, Inc.
         Cone Mills Corp.
         Delta Woodside Industries, Inc.
         Dixie Yarns, Inc.
         Dominion Textile, Inc.
         Galey & Lord, Inc.
         Springs Industries, Inc. (Class A)

                           (Stock Performance Graph)

     - ASSUMES INITIAL INVESTMENT OF $100

     - USES AVERAGE BEGINNING OF PERIOD MARKET CAPITALIZATION

     - PEER GROUP EXCLUDES THOMASTON MILLS, INC. PERFORMANCE

                          TRANSACTIONS BETWEEN COMPANY
                       AND DIRECTORS, OFFICERS AND OWNERS

     In the ordinary course of its business, the Company purchases cloth and other textile products at prevailing market prices from a variety of suppliers, including Mount Vernon Mills, Inc., which is the beneficial owner of more than 5% of the outstanding Class B Common Stock. During the last fiscal year, Company purchases from Mount Vernon Mills, Inc. amounted to approximately $1.7 million. Except as set forth above, in the last fiscal year there have been no transactions or series of similar transactions, nor are there any currently proposed transactions or series of similar transactions, exceeding $60,000, to which the Company or any of its subsidiaries was or is to be a party, with any director, director nominee, executive officer, beneficial or record shareholder owning more than 5% of the outstanding Class B Common Stock, or any member of the immediate family of any of the foregoing persons. Director nominee Dom H. Wyant is a retired partner of the law firm of Jones, Day, Reavis & Pogue, which was retained for legal services. Director nominee C. Ronald Barfield is a partner of the law firm Adams, Barfield, Dunaway & Hankinson, which was also retained for legal services.

          APPROVAL OF SELECTION OF INDEPENDENT AUDITORS (PROXY ITEM 2)

     The Board of Directors of the Company has selected Ernst & Young LLP, certified public accountants, to serve as independent auditors for the ensuing fiscal year, subject to ratification by the Company's shareholders.

     A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting and have the opportunity to make a statement if he so desires. Such representative will be available to respond to appropriate questions.

     Except in its capacity as independent auditors, Ernst & Young LLP has no direct or indirect financial interest in the Company and has not had any such interest during the past three years.

     The Audit Committee of the Board of Directors approved all of the non-audit services provided by Ernst & Young LLP and believes they have no effect on audit independence.

           SHAREHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED FOR ACTION

     Only shareholders of record of Class B Common Stock at the close of business on August 24, 1999 will be entitled to vote at the meeting. Each shareholder of record on the record date is entitled to one vote for each share of Class B Common Stock of the Company held by him. With respect to each of the proposals to be presented at the Annual Meeting of Shareholders and with respect to the election of the ten nominees for director, a majority of the votes represented at the meeting will be required for approval. Under the Company's Bylaws, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular matters (if otherwise voted on at least one matter) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the matters to which such abstention or broker non-vote applies.

     The Company has 4,909,680 shares of Class A Common Stock outstanding as of August 24, 1999. The Class A Common Stock has no voting rights except as may otherwise be required by law. No action involving such voting rights is expected to be proposed at the Annual Meeting to be held on October 7, 1999.

                            SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company, P.O. Box 311, Thomaston, Georgia 30286 and must be received by May 16, 2000. In accordance with the rules of the Securities and Exchange Commission, the Company may exercise discretionary authority to vote proxies with respect to any shareholder proposal to be presented at the Company's 2000 Annual Meeting of Shareholders but not included in the Company's proxy statement for such meeting if the shareholder making the proposal has not given notice to the Company by July 31, 2000.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The management does not know of any matter other than those referred to in the accompanying notice of the Annual Meeting of Shareholders which is to come before the meeting. As to any other matters or proposals that may legally come before the meeting, it is the intention of the persons named as attorneys in the proxy to vote said proxy in accordance with their best judgment.

     THE DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THE ELECTION OF THE TEN NOMINEES AS DIRECTORS; AND FOR RATIFYING THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY.

                             THOMASTON MILLS, INC.

                             115 EAST MAIN STREET
                  P.O. BOX 311, THOMASTON, GEORGIA 30286-0004

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Neil H. Hightower and George H. Hightower, Sr. as Proxies, or either of them, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Stock of Thomaston Mills, Inc., held of record by the undersigned on August 24, 1999 at the annual meeting of shareholders to be held on October 7, 1999 or any adjournment thereof, at the Employee Relations Office, 207 East Gordon Street, Thomaston, Georgia 30286-0004

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

                MANAGEMENT RECOMMENDS A VOTE FOR ALL PROPOSALS.

  PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                             THOMASTON MILLS, INC.
--------------------------------------------------------------------------------

1. Election of Directors.
                                                       FOR ALL   WITH-   FOR ALL
                                                       NOMINEES  HOLD    EXCEPT
THOMAS D. ADAMS, JR.       ROSSER R. RAINES              [ ]      [ ]      [ ]
C. RONALD BARFIELD         NEIL H. HIGHTOWER
H. STEWART DAVIS           GEORGE H. HIGHTOWER, JR.
GEORGE H. HIGHTOWER        DR. JERRY M. WILLIAMSON
ARCHIE H. DAVIS            DOM H. WYANT

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
"FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S).
YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. To approve the selection of Ernst & Young LLP as    FOR    AGAINST  ABSTAIN
   the independent auditors of the corporation.        [ ]      [ ]      [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   Mark box at right if an address change has been                       [ ]
   noted on the reverse side of this card.

RECORD DATE SHARES:



    Please be sure to sign and date this Proxy.               Date:_____________


    ______________________________            __________________________________
    Shareholder sign here                     Co-owner sign here

--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD